Exhibit 99.2
August 18, 2006
Audit Committee
Board of Directors
India Globalization Capital, Inc.
4336 Montgomery Ave.
Bethesda, Maryland 20814
Gentlemen:
The Company’s Form 8-K filed on August 18, 2006, discloses that the previous financial statements of the Company included in the Form 8-K for the period from April 29, 2005 (inception) to March 8, 2006 and in the Form 10-K for the period from April 29, 2005 (inception) to March 31, 2006 should no longer be relied upon.
Based upon the conclusions of the Company described above, we hereby inform the Company that we have withdrawn our opinion included in the Form 8-K relating to the period ended March 8, 2006 and Form 10-K for the period ended March 31, 2006.
GOLDSTEIN GOLUB KESSLER LLP
New York, New York